Exhibit 99.1

RADIANT LOGISTICS PROVIDES UPDATE

ON ITS EXPANDED CREDIT CAPACITY

Secures CAD$10.0 Million Term Loan

BELLEVUE, WA   June 28, 2017 – Radiant Logistics, Inc. (the “Company”) (NYSE MKT: RLGT) today announced that it has secured a new CAD$10.0 million senior secured Canadian term loan from Integrated Private Debt Fund V LP (the “IPD V Term Loan”).  The proceeds from the IPD V Term Loan will effectively replenish the Company’s U.S. senior credit facility with Bank of America, N.A., which had been used as a bridge to finance the Company’s acquisition of Lomas Logistics earlier this year. The IPD V Term Loan will amortize monthly over a seven year period and accrues interest at a rate of 6.65%.

"We are very pleased to announce our new CAD$10.0 million term loan from IPD,” said Bohn Crain, Founder and CEO of the Company. “The new term loan, in combination with our recently expanded US$75.0 million senior credit facility, gives us additional capacity to continue to execute on compelling acquisition opportunities while also preserving our ability to pursue other initiatives to unlock shareholder value, including opportunities to call our redeemable perpetual preferred stock and/or execute a buyback of our common stock, if either are warranted at the time.”

About Radiant Logistics, Inc.

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, the Company provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to comply with financial covenants under our outstanding indebtedness; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; our ability to maintain and grow our revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

The use of proceeds under the term loan and credit facility described above reflect possible uses and are not guarantees of how the proceeds will be used, if at all. Any use of proceeds by the Company will be subject to, among other things, then applicable: industry conditions, competitive environment, operational performance, financial covenants within any outstanding indebtedness, contractual restrictions, and regulatory requirements.

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Investor Contact: Radiant Logistics, Inc Todd Macomber (425)943-4531 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com